Exhibit 99.1
Williams-Sonoma, Inc. announces first quarter 2023 results
Q1 comparable brand revenue decline of 6.0%
GAAP operating margin of 11.4%; non-GAAP operating margin of 12.9%
GAAP diluted EPS of $2.35; non-GAAP diluted EPS of $2.64
Reiterates full year outlook
San Francisco, CA, May 23, 2023 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the first quarter ended April 30, 2023 versus the first quarter ended May 1, 2022.
“Despite a challenging macro backdrop, we delivered another solid quarter of earnings. With our focus on compelling product, customer service, and profitability, we achieved our financial expectations,” said Laura Alber, President and Chief Executive Officer.

Alber concluded, “We have a culture of innovation and an experienced team who knows how to increase operational efficiencies, control costs, deliver world-class customer service, and drive new growth opportunities. We are confident that we will continue to deliver on our commitment to our customers, our employees, and our shareholders.”
FIRST QUARTER 2023 HIGHLIGHTS
•Comparable brand revenue declined 6.0% with a 2-year comp growth of 3.5% and a 4-year comp growth of 46.5%.
•Delivered a gross margin of 38.5%, or 38.6% on a non-GAAP basis, deleveraging 520bps on a non-GAAP basis, primarily driven by higher inbound and outbound shipping and freight costs with occupancy deleverage of 170bps. Occupancy costs increased 8.7% to $203 million, or increased 8.6% to $202 million on a non-GAAP basis.
•SG&A as a percentage of revenues was 27.1%, or 25.7% on a non-GAAP basis, leveraging 100bps on a non-GAAP basis driven by advertising leverage with employment rate flat.
•Delivered operating income of $199 million, with an operating margin of 11.4%, on a GAAP basis; or $226 million, with an operating margin of 12.9%, on a non-GAAP basis.
•Delivered GAAP diluted EPS of $2.35 per share, or $2.64 per share on a non-GAAP basis.
•Maintained strong liquidity position of $297 million in cash at the end of the quarter, with no borrowings outstanding, and $343 million in operating cash flow enabling the company to deliver strong returns to stockholders of $358 million through stock repurchases of $300 million and dividends of $58 million.
•Recorded a non-recurring charge of $26.2 million for (i) exit costs associated with our West Coast manufacturing facility of $9.3 million, (ii) exit costs associated with Aperture of $8.6 million, and (iii) company-wide reduction-in-force actions of $8.3 million, right-sizing our teams domestically and internationally, primarily focused on corporate non-customer facing positions. Combined, we expect these changes will result in a pre-tax, annualized savings of $40 million.
OUTLOOK
•We are reiterating our fiscal 2023 and long-term guidance.
•In fiscal 2023, we expect net revenue growth in the range of -3% to +3% with an operating margin between 14% to 15%.
•In the long-term, we expect mid-to-high single-digit annual net revenue growth with operating margin above 15%.

Exhibit 99.1
CONFERENCE CALL AND WEBCAST INFORMATION
Williams-Sonoma, Inc. will host a live conference call today, May 23, 2023, at 7:00 A.M. (PT). The call will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.
CONTACT INFORMATION
Jeff Howie EVP, Chief Financial Officer – (415) 402 4324
Jeremy Brooks SVP, Chief Accounting Officer & Head of Investor Relations – (415) 733 2371

SEC REGULATION G — NON-GAAP INFORMATION
This press release includes non-GAAP financial measures. Exhibit 1 provides reconciliations of these non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential variability and limited visibility of excluded items; these excluded items include exit costs associated with the closure of our West Coast manufacturing facility and the exiting of Aperture, a division of our Outward, Inc. subsidiary, as well as costs related to reduction-in-force initiatives. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. In addition, certain other items may be excluded from non-GAAP financial measures when the company believes this provides greater clarity to management and investors. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Non-GAAP measures as presented herein may not be comparable to similarly titled measures used by other companies.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things, statements in the quotes of our President and Chief Executive Officer, our fiscal year 2023 outlook and long-term financial targets, and statements regarding our growth strategies and reduction-in-force initiatives and anticipated cost savings.
The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; the continuing impact of inflation and measures to control inflation, including raising interest rates, on consumer spending; the continuing impact of the coronavirus, war in Ukraine, and shortages of various raw materials on our global supply chain, retail store operations and customer demand; labor and material shortages; the outcome of our growth initiatives; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy, supply chain, product, transportation and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; the impact of current and potential future tariffs and our ability to mitigate impacts; the potential for increased corporate income taxes; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 29, 2023 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We have not filed our Form 10-Q for the quarter ended April 30, 2023. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time we file the Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.
ABOUT WILLIAMS-SONOMA, INC.
Williams-Sonoma, Inc. is the world’s largest digital-first, design-led and sustainable home retailer. The company’s products, representing distinct merchandise strategies — Williams Sonoma, Pottery Barn, Pottery Barn Kids, Pottery Barn Teen, West Elm, Williams Sonoma Home, Rejuvenation, Mark and Graham and GreenRow — are marketed through e-commerce websites, direct-mail catalogs and retail stores. These brands are also part of The Key Rewards, our loyalty and credit card program that offers members exclusive benefits across the Williams-Sonoma family of brands. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom, offer international shipping to customers worldwide, and have unaffiliated franchisees that operate stores in the Middle East, the Philippines, Mexico, South Korea and India, as well as e-commerce websites in certain locations. We are also proud to be a leader in our industry with our Environmental, Social and Governance (“ESG”) efforts. Our company is Good By Design — we’ve deeply ingrained sustainability into our business. From our factories to your home, we’re united in a shared purpose to care for our people and our planet.
For more information on our ESG efforts, please visit: https://sustainability.williams-sonomainc.com/
WSM-IR

Condensed Consolidated Statements of Earnings (unaudited)

	For the Thirteen Weeks Ended
	April 30, 2023		May 1, 2022
(In thousands, except per share amounts)	$	% of Revenues	$	% of Revenues
Net revenues	$1,755,451	100.0%	$1,891,227	100.0%
Cost of goods sold	1,080,392	61.5	1,062,679	56.2
Gross profit	675,059	38.5	828,548	43.8
Selling, general and administrative expenses	475,582	27.1	505,067	26.7
Operating income	199,477	11.4	323,481	17.1
Interest income, net	(5,498)	(0.3)	(163)	—
Earnings before income taxes	204,975	11.7	323,644	17.1
Income taxes	48,444	2.8	69,531	3.7
Net earnings	$156,531	8.9%	$254,113	13.4%
Earnings per share (EPS):
Basic	$2.38		$3.59
Diluted	$2.35		$3.50
Shares used in calculation of EPS:
Basic	65,849		70,851
Diluted	66,696		72,652

1st Quarter Net Revenues and Comparable Brand Revenue Growth (Decline)[1]

	Net Revenues		Comparable Brand Revenue Growth (Decline)
(In millions, except percentages)	Q1 23	Q1 22	Q1 23	Q1 22
Pottery Barn	$768	$775	(0.4)%	14.6%
West Elm	452	536	(15.8)	12.8
Williams Sonoma	239	252	(4.4)	(2.2)
Pottery Barn Kids and Teen	216	227	(3.3)	(3.1)
Other[2]	80	101	N/A	N/A
Total	$1,755	$1,891	(6.0)%	9.5%
1See the Company’s 10-K and 10-Q for the definition of comparable brand revenue, which is calculated on a 13-week basis, and includes business-to-business revenues.
2Primarily consists of net revenues from Rejuvenation, our international franchise operations, and Mark and Graham.

Condensed Consolidated Balance Sheets (unaudited)

	As of
(In thousands, except per share amounts)	April 30, 2023	January 29, 2023	May 1, 2022
Assets
Current assets
Cash and cash equivalents	$297,291	$367,344	$324,835
Accounts receivable, net	109,203	115,685	122,946
Merchandise inventories, net	1,401,616	1,456,123	1,396,135
Prepaid expenses	62,723	64,961	60,997
Other current assets	27,993	31,967	23,939
Total current assets	1,898,826	2,036,080	1,928,852
Property and equipment, net	1,050,026	1,065,381	942,460
Operating lease right-of-use assets	1,258,599	1,286,452	1,102,056
Deferred income taxes, net	70,758	81,389	48,737
Goodwill	77,330	77,307	85,298
Other long-term assets, net	115,498	116,407	103,310
Total assets	$4,471,037	$4,663,016	$4,210,713
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$629,561	$508,321	$642,619
Accrued expenses	205,175	247,594	183,729
Gift card and other deferred revenue	452,505	479,229	490,821
Income taxes payable	87,680	61,204	126,270
Operating lease liabilities	229,751	231,965	211,614
Other current liabilities	97,144	108,138	88,587
Total current liabilities	1,701,816	1,636,451	1,743,640
Long-term operating lease liabilities	1,186,231	1,211,693	1,038,249
Other long-term liabilities	116,165	113,821	119,080
Total liabilities	3,004,212	2,961,965	2,900,969
Stockholders' equity
Preferred stock: $0.01 par value; 7,500 shares authorized, none issued	—	—	—
Common stock: $0.01 par value; 253,125 shares authorized; 64,222, 66,226, and 69,219 shares issued and outstanding at April 30, 2023, January 29, 2023 and May 1, 2022, respectively	643	663	693
Additional paid-in capital	531,940	573,117	532,205
Retained earnings	951,926	1,141,819	789,852
Accumulated other comprehensive loss	(16,258)	(13,809)	(12,267)
Treasury stock, at cost	(1,426)	(739)	(739)
Total stockholders' equity	1,466,825	1,701,051	1,309,744
Total liabilities and stockholders' equity	$4,471,037	$4,663,016	$4,210,713

Retail Store Data (unaudited)

	Beginning of quarter			End of quarter	As of
	January 29, 2023	Openings	Closings	April 30, 2023	May 1, 2022
Pottery Barn	188	—	—	188	188
Williams Sonoma	165	2	(2)	165	175
West Elm	122	1	—	123	121
Pottery Barn Kids	46	—	—	46	52
Rejuvenation	9	—	—	9	9
Total	530	3	(2)	531	545

Condensed Consolidated Statements of Cash Flows (unaudited)

	For the Thirteen Weeks Ended
(In thousands)	April 30, 2023	May 1, 2022
Cash flows from operating activities:
Net earnings	$156,531	$254,113
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	55,602	50,251
Loss on disposal/impairment of assets	10,374	159
Non-cash lease expense	64,173	54,338
Deferred income taxes	(1,656)	(2,725)
Tax benefit related to stock-based awards	11,802	10,522
Stock-based compensation expense	23,446	28,542
Other	(822)	(801)
Changes in:
Accounts receivable	6,256	8,741
Merchandise inventories	52,819	(149,470)
Prepaid expenses and other assets	6,668	13,517
Accounts payable	118,525	25,559
Accrued expenses and other liabilities	(92,858)	(139,883)
Gift card and other deferred revenue	(26,315)	42,924
Operating lease liabilities	(68,497)	(58,025)
Income taxes payable	26,478	46,757
Net cash provided by operating activities	342,526	184,519
Cash flows from investing activities:
Purchases of property and equipment	(50,029)	(71,186)
Other	148	86
Net cash used in investing activities	(49,881)	(71,100)
Cash flows from financing activities:
Repurchases of common stock	(300,000)	(501,075)
Payment of dividends	(58,079)	(58,150)
Tax withholdings related to stock-based awards	(4,348)	(78,508)
Net cash used in financing activities	(362,427)	(637,733)
Effect of exchange rates on cash and cash equivalents	(271)	(1,189)
Net decrease in cash and cash equivalents	(70,053)	(525,503)
Cash and cash equivalents at beginning of period	367,344	850,338
Cash and cash equivalents at end of period	$297,291	$324,835

Exhibit 1

1st Quarter GAAP to Non-GAAP Reconciliation (unaudited)

	For the Thirteen Weeks Ended
	April 30, 2023		May 1, 2022
(In thousands, except per share data)	$	% of revenues	$	% of revenues
Occupancy costs	$202,612	11.5%	$186,406	9.9%
Exit Costs[1]	(239)		—
Non-GAAP occupancy costs	$202,373	11.5%	$186,406	9.9%

Gross profit	$675,059	38.5%	$828,548	43.8%
Exit Costs[1]	2,141		—
Non-GAAP gross profit	$677,200	38.6%	$828,548	43.8%

Selling, general and administrative expenses	$475,582	27.1%	$505,067	26.7%
Exit Costs[1]	(15,790)		—
Reduction-in-force Initiatives[2]	(8,316)		—
Non-GAAP selling, general and administrative expenses	$451,476	25.7%	$505,067	26.7%

Operating income	$199,477	11.4%	$323,481	17.1%
Exit Costs[1]	17,931		—
Reduction-in-force Initiatives[2]	8,316		—
Non-GAAP operating income	$225,724	12.9%	$323,481	17.1%

	$	Tax rate	$	Tax rate
Income taxes	$48,444	23.6%	$69,531	21.5%
Exit Costs[1]	4,690		—
Reduction-in-force Initiatives[2]	2,174		—
Non-GAAP income taxes	$55,308	23.9%	$69,531	21.5%

Diluted EPS	$2.35		$3.50
Exit Costs[1]	0.20		—
Reduction-in-force Initiatives[2]	0.09		—
Non-GAAP diluted EPS[3]	$2.64		$3.50

1During Q1 2023, we incurred exit costs of $17.9 million, including $9.3 million associated with the closure of our West Coast manufacturing facility and $8.6 million associated with the exiting of Aperture, a division of our Outward, Inc. subsidiary.

2During Q1 2023, we incurred costs related to reduction-in-force initiatives of $8.3 million primarily in our corporate functions.
3Per share amounts may not sum due to rounding to the nearest cent per diluted share.
SEC Regulation G – Non-GAAP Information
These tables include non-GAAP occupancy costs, gross profit, gross margin, selling, general and administrative expense, operating income, operating margin, income taxes, effective tax rate and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.